                                                                     Exhibit 4.4

                                     WARRANT

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR QUALIFIED UNDER STATE SECURITIES LAWS BUT HAVE BEEN, OR WILL BE, AS THE CASE MAY BE, ISSUED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHEREWISE DISPOSED OF UNLESS (I) THE ISSUER THEREOF SHALL HAVE RECEIVED AN OPINION OF COUNSEL TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION THEREOF IS LEGALLY REQUIRED FOR SUCH TRANSFER OR (II) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS.


No. W-CS-000__                          Warrant to Purchase ____ Shares of
                                               Common Stock (subject
                                                  to adjustment)


                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                               PETPLANET.COM, INC.

         Void after ___________________or as otherwise provided herein.

         This certifies that, for value received, ____________________________, or its registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from PETPLANET.COM, INC. (the "Company"), a Delaware corporation, ___________________ shares of the Common Stock of the Company (the "Shares"), as constituted on __________________ (the "Warrant Issue Date"), upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the exercise price (the "Exercise Price") as set forth in Section 2 below. The number, character and Exercise Price of such Shares are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant, which is one of a series of warrants issued for the Shares of the Company, and any warrants delivered in substitution or exchange therefor as provided herein.

         1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending on at 5:00 P.M., Pacific standard time and shall be void thereafter.

         2. Exercise Price. The Exercise Price at which this Warrant may be exercised shall be per Share.

         3.       Exercise of Warrant.

         (a) The purchase rights represented by this Warrant are exercisable by the Holder in whole during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or
(iii) by a combination of (i) and (ii), of the Exercise Price of the Shares to be purchased.

         (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Shares issuable upon such exercise.

         4. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.


         5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.


         6. Rights of Stockholders. Nothing contained in this Warrant shall be determined as conferring upon or entitle the Holder to any rights of a stockholder of the Company.


         7. Repurchase Right

         (a) Grant of Repurchase Right. The Company is hereby granted the right (the "Repurchase Right"), exercisable at any time (i) during the ninety (90) day period following completion of services under the initial term of the service agreement between Holder and the Company (the "Termination Date"), (ii) during the sixty (60) day period following an exercise of the Warrant that occurs after the Termination Date, or (iii) during the sixty (60) day period immediately prior to a Corporate Transaction as defined below, to repurchase all or (at the discretion of the Company) any portion of the exercised or unexercised Shares held by Holder and represented by this Warrant.

         (b) Corporate Transaction. A corporate transaction ("Corporate Transaction") shall be defined as (1) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or (2) a merger, acquisition or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the Shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (3) a sale, transfer, or other disposition of all or substantially all of the properties and assets of the Company, or (4) the closing of a secondary public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act.


         (c) Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to each the Holder prior to the expiration of the time periods specified above. The notice shall indicate the number of Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice ("Repurchase Date"). On the Repurchase Date, the Company and/or its assigns shall pay to the Holder in cash or cash equivalents (including the cancellation of any purchase-money indebtedness) an amount equal to the greater of either (1) the estimated Fair Market Value of the Shares business day immediately preceding the Repurchase Date, or (2) the Exercise Price previously paid for the Shares which are to be repurchased from the Holder. Upon such payment or into escrow for the benefit of the Holder, the Company and/or its assigns shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest thereon or related thereto, and the Company shall have the right to transfer to its own name or its assigns the number of Shares being repurchased, without further action by the Holder.

         (d) Assignment. Whenever the Company shall have the right to purchase Shares under this Repurchase Right, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations, to exercise all or a part of the Company's Repurchase Right.

         (e) Termination of the Repurchase Right. The Repurchase Right shall terminate with respect to any Shares for which it is not timely exercised. In addition, the Repurchase Right shall terminate, and cease to be exercisable, with respect to all Shares upon the Registration Date.

         (f) Additional Shares or Substituted Securities. In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class effected without the Company's receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Repurchase Right, but only to the extent the Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Company's capital structure.


         (g) Corporate Transaction. Immediately prior to the consummation of a Corporate Transaction, the Repurchase Right shall automatically lapse in its entirety, except to the extent the Repurchase Right is to be assigned to the successor corporation (or its parent company) in connection with such Corporate Transaction, the right shall apply to the new capital stock or other property (including cash paid other than as a regular cash dividend) received in exchange for the Shares in consummation of the Corporate Transaction, but only to the extent the Shares are at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Corporate Transaction upon the Company's capital structure.

         8. Transfer of Warrant.


         (a) Warrant Register. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

         (b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 8(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

         (c) Transferability and Nonnegotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company) and the written consent of the Company. Subject to the provisions of this Warrant with respect to compliance with the Securities Act, title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

         (d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Securities Act and with the limitations on assignments and transfers and contained in this
Section 8, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Shares issuable upon exercise hereof.

         (e) Compliance with Securities Laws.

                  (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Shares to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                  (ii) This Warrant and all Shares issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):


         THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR QUALIFIED UNDER STATE SECURITIES LAWS BUT HAVE BEEN, OR WILL BE, AS THE CASE MAY BE, ISSUED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHEREWISE DISPOSED OF UNLESS (I) THE ISSUER THEREOF SHALL HAVE RECEIVED AN OPINION OF COUNSEL TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION THEREOF IS LEGALLY REQUIRED FOR SUCH TRANSFER OR (II) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFED UNDER APPLICABLE STATE SECURITIES LAWS.

         9. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of Shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the "Certificate") to provide sufficient reserves of Shares issuable upon exercise of the Warrant. The Company further covenants that all Shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Shares upon the exercise of this Warrant.

         10. Notices.

         (a) Whenever the Exercise price or number of Shares purchasable hereunder shall be adjusted pursuant to Section 12 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.


         (b) If:


                  (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any Shares of stock of any class or any other securities, or to receive any other right, or

                  (ii) in the event of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

                  (iii) in the event of any voluntary dissolution, liquidation or winding-up of the Company,


then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or
(B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their Shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

         (c) All such notices, advises and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.

         11. Amendments. Except as otherwise provided herein, this Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         12. Adjustments. The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as follows:

         (a) Merger, Sale of Assets, etc. If at any time while this Warrant is outstanding and unexpired there shall be a Corporate Transaction, as defined in
Section 7(b), and if the Company declines in writing to exercise those Repurchase Rights as set forth in Section 7, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of Shares or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a Holder of the Shares deliverable upon exercise of this Warrant would have been entitled to receive in such Corporate Transaction if this Warrant had been exercised immediately before such Corporate Transaction, all subject to further adjustment as provided in this
Section 12. The foregoing provisions of this Section 12(a) shall similarly apply to successive Corporate Transactions and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

         (b) Reclassification, etc. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 12.

         (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

         (d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 12, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of Shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

         (e) No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 12 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Warrant against impairment.

         13. Miscellaneous.

         (a) Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Holder with respect to this Warrant.

         (b) Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Holder and their respective successors. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Holder, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

         (c) Amendments and Waivers. This Warrant may not be modified or amended except by an instrument or instruments in writing signed by the Company and the Holder. Either the Company or the Holder may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

         (d) Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

         (e) Further Assurances. Each of the Company and the Holder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Holder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Agreement.

         (f) Notices. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

                  If to the Company, addressed to:

                  PETPLANET.COM, INC.
                  21 Stillman Street, Suite 600
                  San Francisco, CA  94107
                  Attention: Chief Executive Officer
                  Telecopier: (415) 243-3399
                  Phone: (415) 243-9000

                  If to the Holder, addressed to:




                  Telecopier:
                  Phone:


Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally, or on the third Business Day after the mailing thereof.

         (g) Severability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

         (h) Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of California as entered into in California between residents of California.

         (i) Market Standoff. By accepting this Warrant, if the Holder is an officer, director or other person covered by the Company's trading policies, the Holder agrees not to exercise this Warrant or sell any Warrant Shares acquired upon exercise of this Warrant at a time when applicable laws, regulations or Company trading policies prohibit exercise or sale, including, without limitation, during any periods (typically during the period preceding the announcement of quarterly earnings or other material events) in which the Company closes the "trading window" for sales thereby prohibiting sales during such periods by Company officers, directors and others.

         In addition, whether Holder of this Warrant is an employee of the Company or not, if requested by the Company and an underwriter of the Common Stock (or other securities) of the Company, the Holder shall not pledge, sell, offer to sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of any Warrant of the Company, or any options or warrants to purchase any Shares of the Warrant of the Company or any securities convertible into or exchangeable for Shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the Holder or with respect to which the Holder has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (the "Commission"); otherwise than (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) a transfer to any trust for the direct or indirect benefit of the Holder or his immediate family provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, held by the Holder during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act provided that:

                  (i) such one hundred eighty (180) day "market stand-off" agreement shall only apply to any secondary registration statement of the Company filed after the Warrant Issue Date, including securities to be sold on its behalf to the public in an underwritten offering, and provided further that, for subsequent filings of registration statements under the Securities Act the period during which the Holder shall not sell or otherwise transfer or dispose of any Warrant Shares (other than those included in the registration) shall be ninety (90) days. The market stand-off agreement with respect to subsequent filings of registration statements under the Securities Act shall no longer apply to the Holder at such time as the Holder own less than five percent (5%) of the outstanding Common Stock of the Company and the Holder ceases to be deemed an affiliate of the Company for purposes of the Securities Act.

                  (ii) In the event of any stock dividend, stock split, recapitalization, or other change affecting the Company's outstanding Common Stock effected without receipt of consideration, then any new, substituted, or additional securities distributed with respect to the Warrant Shares shall be immediately subject to the provisions of this Section, to the same extent the Warrant Shares are at such time covered by such provisions.

For purposes of this section, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The Holder also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Holder's Warrant Shares except in compliance with the foregoing restrictions.

         IN WITNESS WHEREOF, PETPLANET.COM, INC. has caused this Warrant to be executed by its officers thereunto duly authorized on the following Warrant Issue Date.

         Dated:  June 24, 1999.



HOLDER:                                    PETPLANET.COM, INC.
       ----------------------------


-----------------------------------        -------------------------------------
By:                                        By:
   --------------------------------           ----------------------------------
Its:                                       Its:
    -------------------------------            ---------------------------------

                               NOTICE OF EXERCISE


To:  PETPLANET.COM, INC.


         (1) The undersigned hereby elects to purchase __________ Shares of Common Stock of PETPLANET.COM, INC., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such Shares in full.

         (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Shares of the Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Shares of Common Stock except under circumstances that will not result in a violation of the Securities Act or any state securities laws.

         (3) Please issue a certificate or certificates representing said Shares of Common Stock in the name of the undersigned or in such other name as is specified below:



                                           -------------------------------------
                                           (Name)

                                           -------------------------------------
                                           (Name)

         (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:



                                          --------------------------------------
                                          (Name)


------------------------------            --------------------------------------
(Date)                                    (Signature)

                                 ASSIGNMENT FORM


         FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of Shares of Common Stock set forth below:


Name of Assignee           Address          No. of Shares
----------------           -------          -------------





and does hereby irrevocably constitute and appoint Attorney ____________________ to make such transfer on the books of PETPLANET.COM, INC., maintained for the purpose, with full power of substitution in the premises.

         The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the Shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any Shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

         Dated:
               -------------------,----------------.




                                                  ------------------------------
                                                       Signature of Holder